Consent of Independent Auditors

The Board of Directors and Shareholders
Portfolio Partners, Inc.:

We consent to the use of our report dated January 30, 1998 incorporated by reference herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT AUDITORS" in the statement of additional information.

                                                     /s/ KPMG Peat Marwick LLP
                                                     KPMG Peat Marwick LLP

Boston, Massachusetts
February 25, 1998